OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200




                                February 19, 1999







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Trinitech Systems, Inc. -
                           Registration Statement on Form S-3

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement") filed with the Securities and Exchange Commission by Trinitech Systems, Inc., a New York corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of 800,000 shares (the "Shares") of Common Stock, $.001 par value, of the Company ("Common Stock"), including 200,000 shares of Common Stock issuable upon the exercise of certain warrants of the Company (the "Warrant Shares").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company and minutes of meetings of the Board of Directors of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.



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February 19, 1999
Page 2

                  Based upon the foregoing, we are of the opinion that the Shares have been , and the Warrant Shares, when issued in accordance with the applicable warrants will be, duly and validly issued, and are fully paid and non-assessable.

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

                  We advise you that Robert L. Frome, a member of our firm, beneficially owns 60,000 Shares of Common Stock of the Company and may be deemed to be the beneficial owner of an additional 4,000 Shares of Common Stock of the Company.

                  We consent to the reference to this firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.





                              Very truly yours,



                              /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              --------------------------------------------------
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP